Exhibit 99.1

Media contacts:			Investor/analyst contact:
Caroline Boren	-or-	Dan Russo	Shannon Alberts
Alaska Airlines		Horizon Air	Alaska Air Group
(206) 392-5101		(206) 431-4513	(206) 392-5218

FOR IMMEDIATE RELEASE	January 29, 2009

ALASKA AIR GROUP REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS

The company reports profit for fourth quarter, excluding special items of $92 million

Fourth-Quarter Financial Highlights:

•

Net income, excluding special items, of $16.4 million, or $0.45 per diluted share, compared to a $17.9 million net loss, or $0.46 per share, in the fourth quarter of 2007. This compares to a First Call mean estimate of a $0.04 loss per share.

•	A net loss under Generally Accepted Accounting Principles (GAAP) of $75.2 million, or $2.08 per share, compared to income of $7.4 million, or $0.19 per diluted share, in 2007.

•	Nearly $1.1 billion in unrestricted cash and marketable securities as of Dec. 31, 2008.

•

Debt-to-capital ratio increases to 81%:19% at Dec. 31, 2008 from 70%:30% at Dec. 31, 2007 due to significant decline in the funded status of the company’s defined-benefit pension plans, increases in outstanding long-term debt and the full-year GAAP loss.

SEATTLE – Alaska Air Group, Inc. (NYSE: ALK) today reported a fourth quarter 2008 net loss of $75.2 million compared to net income of $7.4 million in fourth quarter 2007. Excluding special items, the company reported a net profit of $16.4 million, or $0.45 per diluted share, compared to a net loss of $17.9 million, or $0.46 per share, in fourth quarter 2007.

Special items for the fourth quarter include the following:

•	Restructuring charges of $9.2 million ($5.8 million after tax, or $0.16 per share);

•	CRJ-700 fleet transition costs of $6.7 million ($4.2 million after tax, or $0.12 per share);

•	Mark-to-market fuel hedge adjustments of $80.2 million ($50.3 million after tax, or $1.39 per share); and

•	Realized losses on the early termination of fuel-hedge contracts originally scheduled to settle in 2009 and 2010 of $50 million ($31.3 million after tax, or $0.86 per share).

The company reported a full-year 2008 net loss of $135.9 million compared to net income of $124.3 million in 2007. Excluding the full-year impact of the special items noted above, the $42.3 million benefit ($26.5 million after tax, or $0.73 per share) from changes in the company’s Mileage Plan program in the third quarter and MD-80 fleet transitions costs, the company reported a 2008 net profit of $4.4 million, or $0.12 per diluted share, compared to $91.6 million, or $2.26 per diluted share, in 2007.

Financial and operational highlights for 2008 include:

•	A $156.6 million, or 4%, increase in total operating revenues on a system-wide capacity reduction of 1.2%;

•	Revenues from the cargo operation that were greater than $100 million for the first time;

•	Continued non-fuel cost control at both Alaska and Horizon with unit costs, excluding fuel and special items, relatively flat at both companies; and

•	Year-over-year improvements in on-time performance and schedule completion at both Alaska and Horizon.

“In a year of unprecedented volatility that included soaring fuel prices and an economic meltdown, we were pleased to eke out a small profit for 2008, excluding special items, and be one of only a few major airlines to do so,” said CEO Bill Ayer. “Our concerted efforts to control costs, improve our operation and tailor our schedule to better match customer demand have prepared us to face whatever hurdles the current year brings. I want to thank our people for taking excellent care of customers and stepping up to the challenge to see us through this period of great uncertainty.”

Alaska Airline’s mainline passenger traffic in the fourth quarter declined 4.4 percent on a capacity decline of 7.1 percent compared to the fourth quarter of 2007. Load factor increased 2.3 percentage points to 77.0 percent. Alaska’s mainline passenger revenue per available seat mile (ASM) increased 5.9 percent and its operating cost per ASM, excluding fuel and the special items mentioned above, increased 0.6 percent. Alaska’s total pretax loss for the quarter was $93.4 million, compared to pretax income of $15.2 million in 2007. Excluding special items, Alaska’s pretax income was $23.8 million for the quarter compared to a pretax loss of $18.8 million in the fourth quarter of 2007.

Horizon Air’s passenger traffic in the fourth quarter declined 22.4 percent on a 21.1 percent capacity decrease. Load factor decreased by 1.2 percentage points to 71.4 percent. Horizon’s passenger revenue per ASM increased 13.6 percent and its operating cost per ASM, excluding fuel and the special items mentioned above, increased 2.9 percent. Horizon’s total pretax loss for the quarter was $25.7 million, compared to a pretax loss of $4.8 million in 2007. Excluding special items, Horizon’s pretax income was $3.2 million for the quarter compared to a pretax loss of $11.2 million in the fourth quarter of 2007.

The company’s debt-to-capital ratio was 81%:19% as of Dec. 31, 2008 compared to 70%:30% at Dec. 31, 2007. The decline is attributable to the nearly $500 million increase in long-term debt and the

GAAP loss of $135.9 million in 2008. The largest component of the change, however, was the significant increase in the company’s unfunded defined benefit pension obligation, which is recorded through equity net of the tax effect. The liability increased approximately $300 million from Dec. 31, 2007 primarily as a result of the decline in market value in the plan’s assets. On a projected benefit obligation basis, the company’s liability is 59.4% funded at Dec. 31, 2008 compared to 86.2% a year earlier.

A summary of financial and statistical data for Alaska Airlines and Horizon Air, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

A conference call regarding the fourth quarter and full-year 2008 results will be simulcast via the Internet at 8:30 a.m. Pacific Time on January 29, 2009. It can be accessed through the company’s website at alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com.

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”

This news release contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2007. Some of these risks include increased economic conditions, competition, significant fuel costs, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

# # #

Alaska Airlines and Horizon Air, subsidiaries of Alaska Air Group (NYSE: ALK), together serve more than 90 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines ranked “Highest in Customer Satisfaction among Traditional Network Carriers (tie)” in the J.D. Power and Associates 2008 North America Airline Satisfaction Study. For reservations, visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air newsroom at http://newsroom.alaskaair.com.

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions, except per share amounts)	2008	2007	2008	2007
Operating Revenues:
Passenger	$763.8	$784.3	$3,355.8	$3,236.5
Freight and mail	23.2	22.2	103.6	97.8
Other - net	40.1	46.9	160.9	171.7
Change in Mileage Plan terms	-	-	42.3	-

Total Operating Revenues	827.1	853.4	3,662.6	3,506.0

Operating Expenses:
Wages and benefits	232.5	243.2	943.7	959.0
Variable incentive pay	6.4	3.6	21.4	20.8
Aircraft fuel, including hedging gains and losses	358.8	220.5	1,398.4	876.3
Aircraft maintenance	49.2	65.1	208.8	241.8
Aircraft rent	37.0	45.2	163.1	178.4
Landing fees and other rentals	54.0	56.7	223.7	226.0
Contracted services	37.8	41.8	166.1	160.6
Selling expenses	26.8	37.7	147.1	160.5
Depreciation and amortization	51.7	45.1	204.6	177.4
Food and beverage service	11.7	12.8	50.9	49.7
Other	51.5	62.8	222.9	230.5
Restructuring charges	9.2	-	12.9	-
Fleet transition costs - MD-80	-	-	47.5	-
Fleet transition costs - CRJ-700	6.7	-	13.5	-
Fleet transition costs - Q200	0.5	3.5	10.2	14.1

Total Operating Expenses	933.8	838.0	3,834.8	3,295.1

Operating Income (Loss)	(106.7)	15.4	(172.2)	210.9

Nonoperating Income (Expense):
Interest income	10.9	11.9	42.4	53.9
Interest expense	(28.0)	(21.7)	(102.3)	(88.0)
Interest capitalized	4.7	6.9	23.2	27.8
Other - net	(0.9)	(2.9)	(4.3)	(4.1)

	(13.3)	(5.8)	(41.0)	(10.4)

Income (loss) before income tax	(120.0)	9.6	(213.2)	200.5
Income tax expense (benefit)	(44.8)	2.2	(77.3)	76.2

Net Income (Loss)	$(75.2)	$7.4	$(135.9)	$124.3

Basic Earnings (Loss) Per Share:	$(2.08)	$0.19	$(3.74)	$3.10
Diluted Earnings (Loss) Per Share:	$(2.08)	$0.19	$(3.74)	$3.07
Shares Used for Computation:
Basic	36.225	39.210	36.343	40.125
Diluted	36.225	39.393	36.343	40.424

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)	December 31, 2008	December 31, 2007

Cash and marketable securities	$1,077	$823

Total current assets	1,509	1,391
Property and equipment-net	3,168	2,962
Other assets	159	138

Total assets	$4,836	$4,491

Current liabilities	$1,361	$1,374
Long-term debt	1,596	1,125
Other liabilities and credits	1,217	966
Shareholders’ equity	662	1,026

Total liabilities and shareholders’ equity	$4,836	$4,491

Debt to Capitalization, adjusted for operating leases	81%:19%	70%:30%

Number of common shares outstanding	36.275	38.051

Air Group Net Income (Loss) and EPS Reconciliation:

The following table summarizes Alaska Air Group, Inc.'s net income (loss) and amounts per share during 2008 and 2007 excluding the benefit of the change in Mileage Plan expiration terms, restructuring and MD-80 and CRJ-700 fleet transition costs, and to reflect fuel on an economic basis and reconciles those amounts to results as reported in accordance with GAAP (in millions except per share amounts):

	Three Months Ended December 31,
	2008		2007
	Dollars	Diluted EPS*	Dollars	Diluted EPS
Net income (loss) and diluted EPS, excluding the items noted below	$16.4	$0.45	$(17.9)	$(0.46)
Restructuring charges, net of tax	(5.8)	(0.16)	-	-
Fleet transition costs—CRJ-700, net of tax	(4.2)	(0.12)	-	-
Adjustments to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting, net of tax	(50.3)	(1.39)	25.3	0.65
Realized losses on hedge portfolio restructuring, net of tax	(31.3)	(0.86)	-	-

Reported GAAP amounts	$(75.2)	$(2.08)	$7.4	$0.19

	Twelve Months Ended December 31,[1]
	2008		2007
	Dollars	Diluted EPS*	Dollars	Diluted EPS
Net income and diluted EPS, excluding the items noted below	$4.4	$0.12	$91.6	$2.26
Change in Mileage Plan terms, net of tax	26.5	0.73	-	-
Restructuring charges, net of tax	(8.1)	(0.22)	-	-
Fleet transition costs - MD-80, net of tax	(29.8)	(0.82)	-	-
Fleet transition costs - CRJ-700, net of tax	(8.4)	(0.23)	-	-
Adjustments to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting, net of tax	(89.2)	(2.46)	32.7	0.81
Realized losses on hedge portfolio restructuring, net of tax	(31.3)	(0.86)

Reported GAAP amounts	$(135.9)	$(3.74)	$124.3	$3.07

* Diluted EPS, excluding special items was calculated using diluted weighted-average shares outstanding of 36.568 million and 36.657 million for the three and twelve months ended December 31, 2008, respectively.

1 Correction of amounts presented for twelve months ended December 31, 2008

As disclosed previously, during the third quarter of 2008, we discovered an error in our calculation of stock-based compensation expense for certain awards granted after January 1, 2006. The error resulted in a $2.3 million understatement of wages and benefits in the first quarter of 2008 and a $1.1 million understatement of expense in the first quarter of 2007. We have concluded that these items are not material to those periods, and in accordance with SEC Staff Accounting Bulletin No. 108, we will make appropriate adjustments to our previously filed financial statements when they are presented in future Exchange Act reports.

Our results for the twelve months ended December 31, 2008 and 2007 have been adjusted for this item. We have also adjusted our Financial and Statistical data schedules, unit cost reconciliations, and reconciliations between GAAP and adjusted amounts for both Alaska and Horizon.

Alaska Airlines Financial and Statistical Data

	Three Months Ended December 31,			Twelve Months Ended December 31, (c)
Financial Data (in millions):	2008	2007	% Change	2008	2007	% Change
Operating Revenues:
Passenger	$602.5	$612.8	(1.7)	$2,643.7	$2,547.2	3.8
Freight and mail	22.2	21.3	4.2	99.3	94.2	5.4
Other - net	34.0	41.3	(17.7)	135.2	147.1	(8.1)
Change in Mileage Plan terms	-	-	NM	42.3	-	NM

Total mainline operating revenues	658.7	675.4	(2.5)	2,920.5	2,788.5	4.7
Passenger - purchased capacity	66.9	71.9	(7.0)	300.8	281.4	6.9

Total Operating Revenues	725.6	747.3	(2.9)	3,221.3	3,069.9	4.9

Operating Expenses:
Wages and benefits	183.8	191.0	(3.8)	742.7	753.9	(1.5)
Variable incentive pay	5.0	2.3	117.4	15.8	13.5	17.0
Aircraft fuel, including hedging gains and losses	298.4	182.2	63.8	1,162.4	737.5	57.6
Aircraft maintenance	38.5	42.0	(8.3)	150.6	149.8	0.5
Aircraft rent	23.8	29.5	(19.3)	106.2	112.8	(5.9)
Landing fees and other rentals	40.8	42.8	(4.7)	167.7	170.1	(1.4)
Contracted services	29.7	32.9	(9.7)	130.2	124.1	4.9
Selling expenses	20.4	30.0	(32.0)	116.0	129.3	(10.3)
Depreciation and amortization	42.7	36.2	18.0	165.9	142.3	16.6
Food and beverage service	11.2	12.1	(7.4)	48.3	46.9	3.0
Other	40.1	48.1	(16.6)	170.3	173.1	(1.6)
Restructuring charges	9.2	-	NM	12.9	-	NM
Fleet transition costs - MD-80	-	-	NM	47.5	-	NM

Total mainline operating expenses	743.6	649.1	14.6	3,036.5	2,553.3	18.9

Purchased capacity costs	66.9	80.7	(17.1)	313.7	302.8	3.6

Total Operating Expenses	810.5	729.8		3,350.2	2,856.1

Operating Income (Loss)	(84.9)	17.5	NM	(128.9)	213.8	NM

Interest income	13.1	15.1		51.3	64.8
Interest expense	(25.0)	(21.3)		(92.5)	(86.2)
Interest capitalized	4.1	6.6		20.2	25.7
Other - net	(0.7)	(2.7)		(3.4)	(3.1)

	(8.5)	(2.3)		(24.4)	1.2

Income (Loss) Before Income Tax	$(93.4)	$15.2		$(153.3)	$215.0

Mainline Operating Statistics:
Revenue passengers (000)	3,772	4,191	(10.0)	16,809	17,558	(4.3)
RPMs (000,000) “traffic”	4,302	4,498	(4.4)	18,712	18,451	1.4
ASMs (000,000) “capacity”	5,590	6,020	(7.1)	24,218	24,208	0.0
Passenger load factor	77.0%	74.7%	2.3pts	77.3%	76.2%	1.1pts
Yield per passenger mile	14.01¢	13.62¢	2.8	14.13¢	13.81¢	2.3
Operating revenue per ASM “RASM”	11.78¢	11.22¢	5.0	12.06¢	11.52¢	4.7
Change in Mileage Plan Terms per ASM	0.00¢	0.00¢	NM	0.17¢	0.00¢	NM
RASM excluding change in Mileage Plan terms	11.78¢	11.22¢	5.0	11.89¢	11.52¢	3.2
Passenger revenue per ASM	10.78¢	10.18¢	5.9	10.92¢	10.52¢	3.7
Operating expense per ASM	13.30¢	10.78¢	23.4	12.54¢	10.55¢	18.9
Operating expense per ASM excluding fuel, restructuring charges and fleet transition costs (a) (c)	7.80¢	7.76¢	0.6	7.49¢	7.50¢	(0.2)
GAAP fuel cost per gallon	$3.95	$2.09	89.0	$3.48	$2.08	67.3
Economic fuel cost per gallon (b)	$2.52	$2.48	1.6	$3.00	$2.20	36.4
Fuel gallons (000,000)	75.5	87.2	(13.4)	333.8	354.3	(5.8)
Average number of full-time equivalent employees	9,156	9,672	(5.3)	9,628	9,679	(0.5)
Aircraft utilization (blk hrs/day)	10.0	10.7	(6.5)	10.6	10.9	(2.8)
Average aircraft stage length (miles)	995	946	5.2	979	926	5.7
Operating fleet at period-end	110	115	(5) a/c	110	115	(5) a/c

Purchased Capacity Operating Statistics:
RPMs (000,000)	227	287	(20.9)	1,100	1,099	0.1
ASMs (000,000)	316	386	(18.1)	1,469	1,453	1.1
Passenger load factor	71.8%	74.4%	(2.6)pts	74.9%	75.6%	(0.7)pts
Yield per passenger mile	29.47¢	25.05¢	17.6	27.35¢	25.61¢	6.8
Operating revenue per ASM	21.17¢	18.63¢	13.7	20.48¢	19.37¢	5.7
Operating expenses per ASM	21.17¢	20.91¢	1.3	21.35¢	20.84¢	2.5

NM = Not Meaningful

(a)	See page 9 for a reconciliation of these non-GAAP measures and a discussion about why these measures may be important to investors.
(b)	See page 11 for a reconciliation of economic fuel cost.
(c)	See note on page 6 for information regarding an immaterial adjustment in the twelve-month periods ended December 31, 2007 and 2008.

Horizon Air Financial and Statistical Data

	Three Months Ended December 31,			Twelve Months Ended December 31, (d)

Financial Data (in millions):	2008	2007	% Change	2008	2007	% Change
Operating Revenues:
Passenger - brand flying	$98.5	$99.2	(0.7)	$429.2	$391.3	9.7
Passenger - capacity purchase arrangements (a)	62.5	80.4	(22.3)	293.7	317.9	(7.6)

Total passenger revenue	161.0	179.6	(10.4)	722.9	709.2	1.9
Freight and mail	0.6	0.5	20.0	2.7	2.3	17.4
Other - net	2.1	1.8	16.7	8.3	6.9	20.3

Total Operating Revenues	163.7	181.9	(10.0)	733.9	718.4	2.2

Operating Expenses:
Wages and benefits	46.9	51.1	(8.2)	194.1	201.3	(3.6)
Variable incentive pay	1.4	1.3	7.7	5.6	7.3	(23.3)
Aircraft fuel, including hedging gains and losses	60.4	38.3	57.7	236.0	138.8	70.0
Aircraft maintenance	10.7	23.1	(53.7)	58.2	92.0	(36.7)
Aircraft rent	13.2	15.7	(15.9)	56.9	65.6	(13.3)
Landing fees and other rentals	13.6	14.1	(3.5)	57.2	56.9	0.5
Contracted services	7.1	7.2	(1.4)	29.1	27.1	7.4
Selling expenses	6.4	7.7	(16.9)	31.1	31.2	(0.3)
Depreciation and amortization	8.7	8.6	1.2	37.5	33.9	10.6
Food and beverage service	0.5	0.7	(28.6)	2.6	2.8	(7.1)
Other	9.0	12.3	(26.8)	42.7	48.0	(11.0)
Fleet transition costs - CRJ-700	6.7	-	NM	13.5	-	NM
Fleet transition costs - Q200	0.5	3.5	NM	10.2	14.1	NM

Total Operating Expenses	185.1	183.6	0.8	774.7	719.0	7.7

Operating Loss	(21.4)	(1.7)	NM	(40.8)	(0.6)	NM

Interest income	1.6	1.1		5.4	4.5
Interest expense	(6.7)	(4.5)		(23.6)	(16.6)
Interest capitalized	0.7	0.3		3.0	2.1
Other - net	0.1	-		0.2	(0.1)

	(4.3)	(3.1)		(15.0)	(10.1)

Loss Before Income Tax	$(25.7)	$(4.8)		$(55.8)	$(10.7)

Combined Operating Statistics: (a)
Revenue passengers (000)	1,636	1,930	(15.2)	7,390	7,552	(2.1)
RPMs (000,000) “traffic”	561	723	(22.4)	2,635	2,918	(9.7)
ASMs (000,000) “capacity”	786	996	(21.1)	3,617	3,978	(9.1)
Passenger load factor	71.4%	72.6%	(1.2)pts	72.9%	73.4%	(0.5)pts
Yield per passenger mile	28.70¢	24.84¢	15.5	27.43¢	24.30¢	12.9
Operating revenue per ASM (RASM)	20.83¢	18.26¢	14.0	20.29¢	18.06¢	12.4
Passenger revenue per ASM	20.48¢	18.03¢	13.6	19.99¢	17.83¢	12.1
Operating expense per ASM	23.55¢	18.43¢	27.8	21.42¢	18.07¢	18.5
Operating expense per ASM excluding fuel and CRJ-700 fleet transition costs (b) (d)	15.01¢	14.59¢	2.9	14.52¢	14.59¢	(0.4)
GAAP fuel cost per gallon	$4.08	$2.18	87.2	$3.53	$2.14	65.0
Economic fuel cost per gallon (c)	$2.58	$2.54	1.6	$3.05	$2.28	33.8
Fuel gallons (000,000)	14.8	17.6	(15.9)	66.9	64.8	3.2
Average number of full-time equivalent employees	3,466	3,941	(12.1)	3,699	3,897	(5.1)
Aircraft utilization (blk hrs/day)	8.0	8.4	(4.8)	8.3	8.6	(3.5)
Average aircraft stage length (miles)	312	356	(12.4)	334	351	(4.8)
Operating fleet at period-end	59	70	(11) a/c	59	70	(11) a/c

NM = Not Meaningful

(a)	Represents combined information for Horizon flights operated under Capacity Purchase Agreements (CPAs) with Alaska and as Frontier Jet Express (through November 2007). See page 10 for additional line of business information.
(b)	See page 10 for a reconciliation of these non-GAAP measures and a discussion about why these measures may be important to investors.
(c)	See page 11 for a reconciliation of economic fuel cost.
(d)	See note on page 6 for information regarding an immaterial adjustment in the twelve-month periods ended December 31, 2007 and 2008.

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of this measure of unit costs excluding fuel, purchased capacity costs, and other noted items may be important to investors for the following reasons:

• Cost per available seat mile (ASM) excluding fuel, purchased capacity costs, and other special items is one of the most important measures used by managements of both Alaska and Horizon and the Air Group Board of Directors in assessing quarterly and annual cost performance and, for Alaska Airlines, the operating results of the “mainline” operation, which includes the operation of aircraft branded in Alaska Airlines livery.

• Cost per ASM excluding fuel, purchased capacity costs, and other items as specified in our governing documents is an important metric used in the employee incentive plan that covers company management and executives.

• By eliminating fuel expense from our unit cost metrics, we believe that we have better visibility into the results of our non-fuel cost-reduction initiatives. Our industry is highly competitive, and characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company specific cost drivers such as labor rates and productivity, airport costs, and maintenance costs, which are more controllable by management.

• Cost per ASM excluding fuel and purchased capacity costs is a measure commonly used by industry analysts and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from current or prospective investors.

• By eliminating the impact of certain noted or “special” items, management is provided the ability to measure and monitor performance both with and without these special items. Management believes that the disclosure of the impact of certain items such as the fleet transition costs and restructuring charges is important to the reader as it provides information on significant items that are not indicative of future performance. Industry analysts and investors consistently measure the Company's performance without these items for better comparability between periods and between other airlines.

• Although we disclose our “mainline” unit revenues for Alaska to eliminate those revenues associated with purchased capacity flying performed by others on our behalf, we do not (nor are we able to) present unit revenues excluding the impact that rising fuel costs have had on ticket prices. This is a limitation of our non-GAAP measure that excludes fuel from unit costs, as economic fuel represents approximately 35% of our total annual mainline operating expenses (excluding special items), and fluctuations in our fuel prices are often the driver of changes in unit revenues in the mid-to long term. We would caution the readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability.

The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP financial measures for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.

(in millions, except for per ASM unit information)

	Three Months Ended December 31		Twelve Months Ended December 31,
Mainline unit cost reconciliations:	2008	2007	2008	2007
Mainline operating expenses	$743.6	$649.1	$3,036.5	$2,553.3
Mainline ASMs	5,590	6,020	24,218	24,208

Mainline operating expenses per ASM	13.30¢	10.78¢	12.54¢	10.55¢

Mainline operating expenses	$743.6	$649.1	$3,036.5	$2,553.3
Less: aircraft fuel, including hedging gains and losses	(298.4)	(182.2)	(1,162.4)	(737.5)
Less: restructuring charges	(9.2)	-	(12.9)	-
Less: fleet transition costs - MD-80	-	-	(47.5)	-

Mainline operating expenses excluding fuel, restructuring charges and fleet transition costs	$436.0	$466.9	$1,813.7	$1,815.8
Mainline ASMs	5,590	6,020	24,218	24,208

Mainline operating expenses per ASM excluding fuel, restructuring charges and fleet transition costs	7.80¢	7.76¢	7.49¢	7.50¢

	Three Months Ended December 31		Twelve Months Ended December 31,
Reconciliation to GAAP income (loss) before taxes:	2008	2007	2008	2007
Income (loss) before taxes, excluding items noted below	$23.8	$(18.8)	$25.2	$171.7
Change in Mileage Plan terms	-	-	42.3	-
Restructuring charges	(9.2)	-	(12.9)	-
Fleet transition costs - MD-80	-	-	(47.5)	-
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting on fuel hedges	(66.5)	(34.0)	(118.9)	(43.3)
Realized losses on hedge portfolio restructuring	(41.5)	-	(41.5)	-

GAAP income (loss) before taxes as reported	$(93.4)	$15.2	$(153.3)	$215.0

Horizon Air Industries, Inc.

(in millions, except for per ASM unit information)

	Three Months Ended December 31		Twelve Months Ended December 31,
Unit cost reconciliations:	2008	2007	2008	2007
Operating expenses	$185.1	$183.6	$774.7	$719.0
ASMs	786	996	3,617	3,978

Operating expenses per ASM	23.55¢	18.43¢	21.42¢	18.07¢

Operating expenses	$185.1	$183.6	$774.7	$719.0
Less: aircraft fuel, including hedging gains and losses	(60.4)	(38.3)	(236.0)	(138.8)
Less: fleet transition costs - CRJ-700	(6.7)	-	(13.5)	-

Operating expenses excluding fuel and CRJ-700 fleet transition costs	$118.0	$145.3	$525.2	$580.2
ASMs	786	996	3,617	3,978

Operating expenses per ASM excluding fuel and CRJ-700 fleet transition costs	15.01¢	14.59¢	14.52¢	14.59¢

Unit cost reconciliations-excluding all fleet transition costs:
Operating expenses	$185.1	$183.6	$774.7	$719.0
Less: aircraft fuel, including hedging gains and losses	(60.4)	(38.3)	(236.0)	(138.8)
Less: fleet transition costs - CRJ-700	(6.7)	-	(13.5)	-
Less: fleet transition costs - Q200	(0.5)	(3.5)	(10.2)	(14.1)

Operating expenses excluding fuel and all fleet transition costs	$117.5	$141.8	$515.0	$566.1
ASMs	786	996	3,617	3,978

Operating expenses per ASM excluding fuel and all fleet transition costs	14.95¢	14.24¢	14.24¢	14.23¢

Reconciliation to GAAP loss before taxes:
Income (loss) before taxes, excluding items noted below	$3.2	$(11.2)	$(10.4)	$(19.6)
Fleet transition costs - CRJ-700	(6.7)	-	(13.5)	-
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting on fuel hedges	(13.7)	(6.4)	(23.4)	(8.9)
Realized losses on hedge portfolio restructuring	(8.5)	-	(8.5)	-

GAAP loss before taxes as reported	$(25.7)	$(4.8)	$(55.8)	$(10.7)

Line of Business Information:

Horizon brand flying includes those routes in the Horizon system not covered by the Alaska and Frontier Capacity Purchase Agreements (CPA). Horizon bears the revenue risk in those markets and, as a result, traffic, yield and load factor impact revenue recorded by Horizon. In CPA arrangements, Horizon is (or was, as was the case with the Frontier CPA which ended in November 2007) insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity. As a result, yield and load factor information is not presented.

	Three Months Ended December 31, 2008
	Capacity and Mix				Load Factor		Yield		RASM
	2008 Actual (000,000)	2007 Actual (000,000)	Change Y-O-Y	Current % Total	2008 Actual	Point Change Y-O-Y	2008 Actual	Change Y-O-Y	2008 Actual	2007 Actual		Change Y-O-Y
Brand Flying	485	568	(14.6%)	62%	70.9%	0.6	28.65¢	15.2%	20.89¢	17.88	¢	16.8%
Alaska CPA	301	369	(18.4%)	38%	NM	NM	NM	NM	20.78¢	20.60	¢	0.9%
Frontier CPA	-	59	(100.0%)	0%	NM	NM	NM	NM	NM	7.33	¢	NM

System Total	786	996	(21.1%)	100%	71.4%	(1.2)	28.70¢	15.5%	20.83¢	18.26	¢	14.0%

NM = Not Meaningful

	Twelve Months Ended December 31, 2008
	Capacity and Mix				Load Factor		Yield		RASM
	2008 Actual (000,000)	2007 Actual (000,000)	Change Y-O-Y	Current % Total	2008 Actual	Point Change Y-O-Y	2008 Actual	Change Y-O-Y	2008 Actual	2007 Actual		Change Y-O-Y
Brand Flying	2,221	2,086	6.5%	61%	71.1%	(0.7)	27.20¢	4.1%	19.82¢	19.20	¢	3.2%
Alaska CPA	1,396	1,383	0.9%	39%	NM	NM	NM	NM	21.04¢	20.49	¢	2.7%
Frontier CPA	-	509	(100.0%)	0%	NM	NM	NM	NM	NM	6.77	¢	NM

System Total	3,617	3,978	(9.1%)	100%	72.9%	(0.5)	27.43¢	12.9%	20.29¢	18.06	¢	12.4%

NM = Not Meaningful

Alaska Airlines Fuel Reconciliation

(in millions, except for per gallon amounts)

	Three Months Ended December 31,
	2008		2007
	Dollars	Cost/Gal	Dollars	Cost/Gal

Raw or “into-plane” fuel cost	$185.0	$2.45	$240.5	$2.76
Minus gains, or plus the losses, during the period on settled hedges	5.4	0.07	(24.3)	(0.28)

Economic fuel expense	$190.4	$2.52	$216.2	$2.48

Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting*	66.5	0.88	(34.0)	(0.39)
Plus net realized losses on hedge portfolio restructuring**	41.5	0.55	-	-

Total adjustments	108.0	1.43	(34.0)	(0.39)

GAAP fuel expense	$298.4	$3.95	$182.2	$2.09

Fuel gallons	75.5		87.2

	Twelve Months Ended December 31,
	2008		2007
	Dollars	Cost/Gal	Dollars	Cost/Gal

Raw or “into-plane” fuel cost	$1,103.8	$3.31	$825.7	$2.33
Minus gains during the period on settled hedges	(101.8)	(0.31)	(44.9)	(0.13)

Economic fuel expense	$1,002.0	$3.00	$780.8	$2.20

Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting*	118.9	0.36	(43.3)	(0.12)
Plus net realized losses on hedge portfolio restructuring**	41.5	0.12	-	-

Total adjustments	160.4	0.48	(43.3)	(0.12)

GAAP fuel expense	$1,162.4	$3.48	$737.5	$2.08

Fuel gallons	333.8		354.3

Horizon Air Fuel Reconciliation

(in millions, except for per gallon amounts)

	Three Months Ended December 31,
	2008		2007
	Dollars	Cost/Gal	Dollars	Cost/Gal

Raw or “into-plane” fuel cost	$37.1	$2.51	$49.3	$2.80
Minus gains, or plus the losses, during the period on settled hedges	1.1	0.07	(4.6)	(0.26)

Economic fuel expense	$38.2	$2.58	$44.7	$2.54

Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting*	13.7	0.93	(6.4)	(0.36)
Plus net realized losses on hedge portfolio restructuring**	8.5	0.57	-	-

Total adjustments	22.2	1.50	(6.4)	(0.36)

GAAP fuel expense	$60.4	$4.08	$38.3	$2.18

Fuel gallons	14.8		17.6

	Twelve Months Ended December 31,
	2008		2007
	Dollars	Cost/Gal	Dollars	Cost/Gal

Raw or “into-plane” fuel cost	$225.0	$3.36	$156.2	$2.41
Minus gains during the period on settled hedges	(20.9)	(0.31)	(8.5)	(0.13)

Economic fuel expense	$204.1	$3.05	$147.7	$2.28

Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting*	23.4	0.35	(8.9)	(0.14)
Plus net realized losses on hedge portfolio restructuring**	8.5	0.13	-	-

Total adjustments	31.9	0.48	(8.9)	(0.14)

GAAP fuel expense	$236.0	$3.53	$138.8	$2.14

Fuel gallons	66.9		64.8

* Includes gains or losses recognized during the current period for contracts settling in future periods and the reversal of cumulative gains or losses recognized in prior periods for contracts that settled in the current period.

** These amounts reflect losses on the early termination of hedge contracts originally scheduled to settle in 2009 and 2010. The net amount represents the difference between the original premiums paid for the terminated contracts and the cash received upon termination.